UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of
earliest event reported):     September 25, 2003

                            Brown-Forman Corporation
             (Exact name of registrant as specified in its charter)

   Delaware                    1-123              61-0243150
(State or other            (Commission         (I.R.S. Employer
 jurisdiction of            File Number)       Identification No.)
 incorporation)

 850 Dixie Highway, Louisville, Kentucky           40210
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (502) 585-1100

Item 5.  Other Events

On September 25, 2003, Brown-Forman Corporation issued a press release announcing the appointment of Paul C. Varga to its Board of Directors, effective October 1, 2003. A copy of Brown-Forman Corporation's press release of September 25, 2003 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


Item 7.  Financial Statements and Exhibits

 (a)      Not applicable.
 (b)      Not applicable.
 (c)      Exhibits.
          99.1     Press Release, dated September 25, 2003




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Brown-Forman Corporation
                                            (Registrant)


Date:   September 25, 2003                By:  /s/ Michael B. Crutcher
                                                Michael B. Crutcher
                                                Vice Chairman,
                                                General Counsel and Secretary



Exhibit Index
 99.1  Press Release, dated September 25, 2003, issued by
       Brown-Forman Corporation

                                                                 Exhibit 99.1

FOR IMMEDIATE RELEASE

PAUL VARGA ELECTED TO BROWN-FORMAN BOARD

Louisville, KY, September 25, 2003 - Brown-Forman Corporation Chairman and CEO Owsley Brown II today announced that Paul C. Varga, president and CEO of Brown-Forman Beverages, has been elected to the company's Board of Directors, effective October 1.

In making the announcement, Mr. Brown said, "I am delighted that Paul, who is succeeding Bill Street as head of our beverage organization, will serve in this additional leadership capacity as a member of our Board."

William M. Street, president of Brown-Forman Corporation as well as president and CEO of Brown-Forman Beverages, is retiring from his executive position on October 1 but will continue to serve on the company's Board of Directors. Varga's election increases the number of directors to twelve.

Varga joined Brown-Forman in 1986 and began working with the Jack Daniel's marketing team in 1990. He became director of the Office of CEO in 1994, and two years later was named senior vice president and brand equity director for the company's Global Brand Equity group. In 1998 he became director of marketing for Brown-Forman's spirits business in North America, and in 2000 was promoted to global chief marketing officer for the company's spirits brands. He was named president and CEO of Brown-Forman Beverages in June of 2003.

Brown-Forman Corporation is a diversified producer and marketer of fine quality consumer products, including Jack Daniel's, Canadian Mist, Southern Comfort, Fetzer and Bolla Wines, Korbel California Champagnes, Lenox, Dansk, and Gorham tableware giftware, and Hartmann Luggage.